                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2000 (April 6, 2000 as to
Note 1) relating to the financial statements of Numerical Technologies Inc. and our report dated January 21, 2000 relating to the financial statements of Transcription Enterprises Limited, which appear in the Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on April 6, 2000.

/s/  PricewaterhouseCoopers LLP

San Jose, California

September 15, 2000